Exhibit 99.1

BLADE AIR MOBILITY REPORTS FISCAL THIRD QUARTER ENDED JUNE 30, 2021 FINANCIAL RESULTS AND PROVIDES CORPORATE UPDATE

•	Revenues up 277% in fiscal third quarter ended June 30, 2021 versus prior year period

•	Revenues increased 73% versus pre-covid quarter ended June 30, 2019

•	$333 million of cash and short-term investments to support enhanced acquisition strategy and new route expansion

•	Blade now has alliances with four separate Electric Vertical Aircraft (“EVA”) manufacturers: Eve (a division of Embraer S.A), Beta Technologies, Wisk (a joint venture between Boeing and Larry Page's Kitty Hawk) and magniX

New York, NY (August 16, 2021) – Blade Air Mobility, Inc. (Nasdaq:BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced financial results for the fiscal third quarter ended June 30, 2021.

“Blade’s strong growth versus both 2020 and the pre-covid 2019 period shows the growing importance of affordable urban air mobility travel in the world's largest cities as well as the resilience of our multi-faceted, asset-light business model,” said Rob Wiesenthal, Blade’s Chief Executive Officer. “We are well capitalized to execute on our organic growth plans as well as our acquisition roadmap, continuing our focus on building value for Blade's shareholders.”

“A continued recovery of our short distance routes, with revenues now at 87% of pre-pandemic levels, coupled with strong growth in MediMobility and jet versus last year, drove great results this quarter,” said Will Heyburn, Blade’s Chief Financial Officer. “While hybrid remote-office work patterns have benefited Blade’s commuter business throughout the pandemic, we continue to closely monitor potential impacts to travel from the Delta variant.”

“We are seeing great early signals from our re-launch of Blade Airport in June, offering 5-minute flights between Manhattan and New York City area airports for $195, or $95 with the purchase of an annual pass," said Melissa Tomkiel, Blade's President. "After two months of operation, our current weekly volume is well ahead of the same point in our initial 2019 launch.”

Third Fiscal Quarter Ended June 30, 2021 Financial Highlights:

▪	Total revenues up 277% to $13.0 million in third fiscal quarter 2021 ended June 30, 2021 versus $3.4 million in the prior year 2020 period; up 73% versus pre-covid 2019 period revenues of $7.5 million
▪	Short Distance revenues up 810% to $5.7 million versus $0.6 million in the prior year 2020 period, driven by the resumption of travel this year following pandemic lockdowns in 2020. Short Distance revenues were down 13% versus $6.6 million in the pre-covid 2019 period, driven primarily by strong intra-week commuter demand that exceeded pre-pandemic levels, but was offset by lower demand for weekend commuting

▪	MediMobility organ transport and jet revenues grew 147% to $6.5 million versus $2.6 million in the prior year 2020 period
▪	Net loss increased to $(24.3) million versus $(1.3) million in the 2020 prior year period and $(3.6) million in the 2019 period, driven primarily by the change in fair value of warrant liabilities of $14.9 million, stock-based compensation of $2.5 million and one-time expenses associated with Blade’s public listing of $4.2 million (including $1.7 million recapitalization costs attributable to warrant liabilities), partially offset by increased revenues and lower cost of sales as a percentage of revenues
▪	Adjusted EBITDA decreased to $(2.6) million in 2021 from $(1.3) million in 2020, but improved from $(3.5) million in 2019. The decrease versus 2020 was attributable to new recurring expenses related to Blade’s status as a public company, consisting of incremental D&O insurance of $1.1 million and other fees paid to third parties of $0.6 million.
▪	Excluding the new recurring public company expenses above, Comparable Adjusted EBITDA of $(0.9) million improved versus $(1.3) million in the prior year 2020 period and $(3.5) million in the pre-covid 2019 period, driven by increased revenues and lower cost of sales as a percentage of revenues

Business Highlights and Recent Updates:

▪	Blade re-launched its New York City airport transfer product on June 1st starting with afternoon availability and quickly expanding to full day service between Manhattan and JFK. Blade Airport is $195/Seat or $95/Seat with the purchase of an annual pass. Expansion to Newark and LaGuardia airports is targeted for Fall 2021
▪	Even with only one route (JFK <> West 30th Street) in operation, Blade Airport has achieved an annualized run-rate of approximately 10,000 fliers per year in recent weeks. This represents approximately 50% of Blade Airport’s peak run-rate in 2019 when four routes to all three NYC airports were in operation
▪	Recent announcements with Embraer Eve and magniX add to existing Beta Technologies and Wisk Aero arrangements and highlight manufacturers' recognition that Blade's platform will help them accelerate the deployment of their aircraft for public use. Together, these alliances, which are subject to the certain conditions and the parties entering into additional agreements, represent important milestones in Blade’s transition to EVA, consistent with our manufacturer-agnostic, asset-light model

Use of Non-GAAP Financial Information

Adjusted EBITDA - To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).

Comparable Adjusted EBITDA - To provide a like for like comparison of the current period (a “post going public” period) to “pre going public” periods, Blade reports Comparable Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes from the current period’s Adjusted EBITDA ongoing third-party costs driven by the Company becoming a public company, namely higher D&O insurance premiums and costs in connection with preparation of reviewed and audited periodical financial statements. Management believes Comparable Adjusted EBITDA provides meaningful supplemental information regarding our continuing operating performance by excluding from the current period the impact of these public company costs that did not affect prior periods. We expect to incur similar costs in future periods, and we do not anticipate presenting similarly adjusted measures once both the current period and the comparative prior period disclosed include these expenses.

Blade believes that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA and Comparable Adjusted EBITDA have been reconciled to the nearest GAAP measure in the tables within this press release.

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2021	2020	2021	2020
Revenue	$12,951	$3,438	$30,210	$15,115

Operating expenses
Cost of revenue	9,910	2,804	23,905	14,392
Software development	213	220	555	691
General and administrative	9,809	1,561	18,023	7,376
Selling and marketing	790	329	2,091	2,284
Total operating expenses	20,722	4,914	44,574	24,743

Loss from operations	(7,771)	(1,476)	(14,364)	(9,628)

Other non-operating (expense) income
Change in fair value of warrant liabilities	(14,913)	-	(14,913)	-
Recapitalization costs attributable to warrant liabilities	(1,742)		(1,742)
Interest income, net	140	151	151	181
Total other non-operating (expense) income	(16,515)	151	(16,504)	181

Net loss	$(24,286)	$(1,325)	$(30,868)	$(9,447)

BLADE URBAN AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(unaudited) (In thousands)

	For the Three Months Ended June 30,			For the Nine Months Ended June 30,
Product Line	2021	2020	2019	2021	2020
Short Distance	5,721	629	6,610	8,900	5,767
MediMobility organ transplant and jet	6,500	2,636	848	19,753	9,089
Other	730	173	48	1,557	259
Total Revenue	12,951	3,438	7,506	30,210	15,115

BLADE URBAN AIR MOBILITY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBIDTA
(In thousands)

	For the Three Months Ended June 30,			For the Nine Months Ended June 30
	2021	2020	2019	2021	2020
Net Loss	(24,286)	(1,325)	(3,558)	(30,868)	(9,447)

Stock Based Compensation	2,518	90	83	5,697	268
Depreciation and Amortization	140	133	118	405	398
Interest income, net	(140)	(151)	(172)	(151)	(181)
Change in FV of Warrant Liabilities	14,913	-	-	14,913	-
Recapitalization Costs Attributable to Warrant Liabilities	1,742	-	-	1,742	-
Consulting costs related to initial public listing	2,038	-	-	2,038
Offering documents expenses	324	-	-	324
Recruiting fees related to initial public listing	98	-	-	98
M&A Transaction Costs	80	-	-	80
Adjusted EBITDA	(2,573)	(1,252)	(3,528)	(5,723)	(8,962)

Post going public incremental D&O Insurance	1,069	-	-	1,069	-
Post going public professional Services in connection with the preparation of periodical financial statements	586	-	-	923	-
Post going public registration fees	12	-	-	12	-
Comparable Adjusted EBITDA	(906)	(1,252)	(3,528)	(3,719)	(8,962)

About Blade Urban Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the company predominantly uses helicopters and amphibious aircraft. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft ("EVA" or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.

For more information, visit www.blade.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: loss of our customers; decreases in our existing market share; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; the loss of our existing relationships with operators; the loss of key members of our management team; changes in our regulatory environment, including aviation law and FAA regulations; the inability to implement information systems or expand our workforce; changes in our industry; heightened enforcement activity by government agencies; interruptions or security breaches of our information technology systems; the expansion of privacy and security laws; our ability to expand our infrastructure network; our ability to identify, complete and successfully integrate future acquisitions; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; the ability to continue to meet applicable listing standards; costs related to our business combination; the possibility that we may be adversely affected by other political, economic, business and/or competitive factors; the impact of COVID-19 and its related effects on our results of operations, financial performance or other financial metrics; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; pending or potential litigation; and other factors beyond our control. Additional factors can be found in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts

For Media Relations

Phil Denning / Nora Flaherty

BladeMediaRelations@icrinc.com

Investor Relations

Mike Callahan / Tom Cook

BladeIR@icrinc.com

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